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                                                                      EXHIBIT 21


                  First Chicago NBD Corporation Subsidiaries


     As of March 1, 1998, the Corporation had the subsidiaries listed below, all of which were wholly-owned except for directors' qualifying shares or as otherwise indicated. The consolidated financial statements of the Corporation include the accounts of all such subsidiaries.


                                                         Jurisdiction of
Names of Corporation and Subsidiaries                      Organization
-------------------------------------                    ---------------

First Chicago NBD Corporation                            Delaware
  Subsidiaries:

     American National Bank and Trust Company            United States
       of Chicago
     ANB Mezzanine Corporation                           Delaware
     FCC National Bank                                   United States
     First Card Services, Inc.                           Delaware
     First Chicago Financial Corporation                 Delaware
       Subsidiaries:

       First Chicago Capital Corporation                 Delaware
       First Chicago Capital Markets, Inc.               Delaware
       First Chicago Equity Corporation                  Illinois
       First Chicago Hedging Services Corporation        Delaware
       First Chicago Investment Corporation              Delaware
       First Chicago Leasing Corporation                 Delaware

     First Chicago NBD Insurance Company                 Arizona
     First Chicago Trust Company of New York             New York
     The First National Bank of Chicago                  United States
       Subsidiaries:

       First Chicago Building Corporation                Illinois
       First Chicago Delaware Inc.                       Delaware
       First Chicago Futures, Inc.                       Delaware
       First Chicago Insurance Services, Inc.            Illinois
       First Chicago International                       United States
       First Chicago International Finance Corporation   United States
       First Chicago NBD Bank, Canada                    Canada
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       First Chicago NBD Investment Management Company   Delaware
       First Chicago NBD Investment Services, Inc.       Delaware
       First Chicago National Processing Corporation     Delaware
       First Chicago Neighborhood Development            Delaware
         Corporation

     National Bank of Detroit-Dearborn                   United States

     NBD Bank (Detroit, Michigan)                        Michigan
       Subsidiaries:

       First Chicago NBD Mortgage Company                Delaware
       NBD Equipment Finance, Inc.                       Delaware
       NBD Insurance Services, Inc.                      Michigan

     NBD Bank (Elkhart, Indiana)                         Indiana
     NBD Bank (Venice, Florida)                          Florida
     NBD Bank, National Association (Indianapolis,
       Indiana)                                          United States
       Subsidiaries:

       NBD Indiana Properties, Inc.                      Indiana
       NBD Leasing, Inc.                                 Indiana

     NBD Community Development Corporation               Michigan
     NBD Equity Corp.                                    Michigan
     NBD Insurance Agency, Inc.                          Michigan
     NBD Neighborhood Revitalization Corporation         Indiana
     NBD Service Corp.                                   Delaware

     The names of certain other subsidiaries of the Corporation have been omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.


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